     As filed with the Securities and Exchange Commission on March 8, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                         SELECTIVE INSURANCE GROUP, INC.

             (Exact name of registrant as specified in its charter)

NEW JERSEY                                                   22-2168890
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                40 WANTAGE AVENUE, BRANCHVILLE, NEW JERSEY 07890

               (Address of Principal Executive Offices) (Zip Code)

                   DEFERRED COMPENSATION PLAN FOR DIRECTORS OF
                         SELECTIVE INSURANCE GROUP, INC.
                            (Full title of the plan)

                             THORNTON R. LAND, ESQ.
          EXECUTIVE VICE PRESIDENT, ADMINISTRATION AND GENERAL COUNSEL
                         SELECTIVE INSURANCE GROUP, INC.
                                40 WANTAGE AVENUE
                          BRANCHVILLE, NEW JERSEY 07890
                     (Name and address of agent for service)
                                 (973) 948-3000
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                             STEWART E. LAVEY, ESQ.
                          DRINKER BIDDLE & SHANLEY LLP
                                500 CAMPUS DRIVE
                           FLORHAM PARK, NJ 07932-1047
                                -----------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                        PROPOSED             PROPOSED
TITLE OF                                                MAXIMUM              MAXIMUM
SECURITIES                        AMOUNT                OFFERING             AGGREGATE            AMOUNT OF
TO BE                             TO BE                 PRICE PER            OFFERING             REGISTRA-
REGISTERED                        REGISTERED            SHARE(1)             PRICE(1)             TION FEE

Common Stock,                     21,194                $15.22                $322,573             $86
$2.00 par value                   shares
(including
Series A Junior
Preferred Stock
purchase rights)(2)

-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) based on the average of the high and low price per share as reported on the Nasdaq National Market on March 2, 2000.

(2) Prior to the occurrence of certain events, purchase rights for units of Series A Junior Preferred Stock will not be evidenced separately from the Common Stock.

                                EXPLANATORY NOTE

                  This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register 21,194 shares of the Registrant's common stock issuable to three directors under the Registrant's Deferred Compensation Plan for Directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Documents relating to the Deferred Compensation Plan for Directors of Selective Insurance Group, Inc. (the "Plan") and containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). These documents, and the documents incorporated by reference in the registration statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference:

                  (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

                  (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

                  (iii) the descriptions of the Registrant's common stock, par value $2.00 per share (the "Common Stock"), and purchase rights for units of Series A Junior Preferred Stock associated with Common Stock set forth in the Registrant's Registration Statements on Form 8-A filed with the Commission pursuant to
                           Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating those descriptions.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "Act"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his being a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions were in breach of his duty of loyalty to the corporation, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

                  Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation has the power to indemnify him against such expenses and liabilities under the Act. All of the foregoing powers granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

                  Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification and insurance.

                  Section (a) of Article NINTH of the Registrant's Restated Certificate of Incorporation, as amended, and Section 14 of the Registrant's By-Laws, as amended, provide generally that a director shall not be personally liable to the Registrant or its stockholders for damages from breach of any duty owed to the registrant or its stockholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of the Registrant shall not be personally liable to the Registrant or its stockholders for damages or breach of any duty owed to the Registrant or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

                  Section (b) of Article NINTH of the Registrant's Restated Certificate of Incorporation, as amended, and Section 14 of the Registrant's By-Laws, as amended, provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of the Registrant or any constituent corporation absorbed by the Registrant in a consolidation or merger, or by reason of his/her having been a director, officer, trustee, employee or agent of another entity serving as such person, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, only to the extent such amendment permits the Registrant to provide broader indemnification rights than the Act permitted prior to such amendment). Such provisions of the Restated Certification of Incorporation, as amended, and By-Laws, as amended, of the Registrant provide, under certain circumstances, for a right to be paid by the Registrant the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the board of directors. Further, the Registrant is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not the Registrant would have the power to indemnify such person.

                  The directors and officers of the Registrant are insured by policies purchased by the Registrant against liability and expenses incurred in their capacity as directors or officers.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1 Restated Certificate of Incorporation of Selective Insurance Group, Inc., as amended, (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, file no. 0-8641).

                  4.2 By-Laws of Selective Insurance Group, Inc. as amended through November 2, 1999 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, file no. 0-8641).

                  4.3 Form of Indenture dated December 29, 1982, between Selective Insurance Group, Inc. and Midlantic National Bank, as Trustee, relating to the Registrant's 8 3/4% Subordinated Convertible Debentures due 2008 (incorporated herein by reference to Exhibit 4.3 to the Registrant's

                           Registration Statement on Form S-3, file no.
                           2-80881).

                  4.4* Deferred Compensation Plan for Directors of Selective Insurance Group, Inc. .

                  5*       Opinion of Drinker Biddle & Shanley LLP.

                  23.1*    Consent of Drinker Biddle & Shanley LLP (included in
                           Exhibit 5).

                  23.2*    Consent of KPMG LLP.

                  24*      Powers of Attorney.

--------------
* Filed herewith.


ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not
previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purposes of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey on the 6th day of March, 2000.

                                                      SELECTIVE INSURANCE GROUP,
                                                      INC.


                                                      By:/s/Gregory E. Murphy
                                                         -----------------------
                                                         Gregory E. Murphy,
                                                         President and Chief
                                                         Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of March, 2000.

         SIGNATURE                        CAPACITY IN WHICH SIGNED



/s/Gregory E. Murphy                      President and Chief
-----------------------                   Executive Officer and Director
Gregory E. Murphy                         (principal executive officer)



/s/David B. Merclean                      Senior Vice President and
-----------------------                   Chief Financial Officer
David B. Merclean                         (principal accounting and
                                          financial officer)




James W. Entringer*                       Chairman of the Board
-----------------------                   and Director
James W. Entringer




Paul D. Bauer*                            Director
-----------------------
 Paul D. Bauer

A. David Brown*                                       Director
----------------------------
A. David Brown


William A. Dolan, II*                                 Director
----------------------------
William A. Dolan, II


William C. Gray, D.V.M.*                              Director
----------------------------
William C. Gray, D.V.M.


C. Edward Herder*                                     Director
----------------------------
C. Edward Herder


William M. Kearns, Jr.*                               Director
----------------------------
William M. Kearns, Jr.


S. Griffin McClellan III*                             Director
----------------------------
S. Griffin McClellan III


William M. Rue*                                       Director
----------------------------
William M. Rue


Thomas D. Sayles, Jr.*                                Director
----------------------------
Thomas D. Sayles, Jr.


Joan Lamm-Tennant, Ph.D.*                             Director
----------------------------
Joan Lamm-Tennant, Ph.D.


J. Brian Thebault*                                    Director
----------------------------
J. Brian Thebault

*Gregory E. Murphy hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on March 6, 2000 pursuant to a power of attorney filed herewith.


                                                   By:/s/Gregory E. Murphy
                                                     -----------------------
                                                      Gregory E. Murphy,
                                                      Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT


4.4    Deferred Compensation Plan for Directors of Selective Insurance
       Group, Inc.

5      Opinion of Drinker Biddle & Shanley LLP

23.1   Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5)

23.2   Consent of KPMG LLP

24     Powers of Attorney